UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2007

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	1-4018 (Commission File Number)	53-0257888 (I.R.S. Employer Identification No.)
280 Park Avenue
New York, NY 10017
(Address of Principal Executive Offices)
(212) 922-1640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 3, 2007, Dover Corporation (the “Corporation”) filed a Current Report on Form 8-K disclosing that the Board of Directors of the Corporation (the “Board”) had elected Peter T. Francis and Thomas J. Derosa as directors of the Corporation on August 2, 2007. This Amendment supplements the information set forth in the Current Report as follows.
On November 8, 2007, the Board (i) determined that each of Mr. Francis and Mr. Derosa (a) qualifies as an “independent director” pursuant to the rules of the New York Stock Exchange and (b) qualifies as an “audit committee financial expert” pursuant to the rules of the U.S. Securities and Exchange Commission and has “accounting or related financial management expertise” pursuant to the rules of the New York Stock Exchange; (ii) appointed Mr. Francis as a member of the Compensation Committee of the Board and (iii) appointed Mr. Derosa as a member of the Audit Committee of the Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2007	DOVER CORPORATION (Registrant)

	By:	/s/ Joseph W. Schmidt
Joseph W. Schmidt
Vice President, General Counsel & Secretary